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                                                                      EXHIBIT 10


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 14, 2000, relating to the financial statements and financial highlights which appear in the September 30, 2000 Annual Report to Shareholders of The Merger Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Independent Accountants" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP
Milwaukee, Wisconsin
January 24, 2001